Exhibit 99.1

Investview (“INVU”) Reports Highest Monthly Gross Revenue in Company’s History for March 31, 2021

●	An estimated $7.8 million gross Revenue for March 2021, the highest in the history of the company
●	This represents an estimated 41.8% increase over February gross Revenue of $5.5 million
●	More than $6.2 million in Bitcoin and NDAU digital currency holdings recorded on the Balance Sheet as of March 31st, 2021 versus just over $1M in digital currency holdings as of February 28th, 2021

Eatontown, NJ, April 12, 2021 (GLOBE NEWSWIRE) — Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, is pleased to announce a new record high combined revenue for the month of March from its Bitcoin Mining and Product Sales Revenue.

Joe Cammarata, Investview CEO stated, “I’m proud of our entire Investview team. Our team is meeting our global business challenges and executing on our commitment to growth as we deliver record results to our shareholders. It was another historical month for gross revenue demonstrating continued strength from our multiple subsidiaries. We remain committed to the company’s fintech objectives of Bitcoin mining, education, financial trading tools and our newly announced NDAU digital currency product packages. Financial education remains a driving force with individual demand growing rapidly especially with greater participation from Gen X and Y. The Company will continue to enhance our mining operations, extend the reach of our product offerings, and expand our educational tools, month over month to exceed our business objectives.”

Mario Romano, Director of Finance stated, ‘‘The expected combined gross revenue of $7.8 million represents the highest grossing month in the Company’s history. Rounding out the financial historical milestones is the addition of over $6.2 million in Bitcoin and NDAU digital currencies holdings recorded on the balance sheet as of March 31, 2021.”

“Our March results continue to demonstrate the impact of the positive changes we are making across all facets of our business. We have seeded our subsidiaries to accelerate our organic growth expanding our sales and marketing and preparing our fintech business for greater monetization. We seek to continue to drive organic revenue growth through stepped-up investments in infrastructure including sales, marketing, finance, operations, and technology,” added Mario Romano, Director of Finance.

March 2021 Financial Highlights

●	Consolidated gross revenue was $7.8 million in March 2021, the highest monthly revenue in the Company’s history.
●	Consolidated gross revenue increased an estimated 41.8% over February consolidated gross revenue of $5.5 million
●	Our digital currency holdings of BTC and NDAU reached over $6.2 million as of March 31st, 2021 versus just over $1 million on February 28th, 2021.

Note: The numbers included in this release are initial expected results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the generation of digital assets. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Mario Romano

Phone Number: 732.889.4308

Email: pr@investview.com